EXHIBIT 14.(a).3


Consent of Independent Registered Public Accounting Firm


The Board of Directors of
ACS - TECH 80 LTD.


We consent to the incorporation by reference in the registration statement on Form S-8 (Nos.333 - 13198, 333 - 120041, 333 - 120042) of ACS- Tech80 Ltd. (the
"Company") of our report dated June 26, 2003, with respect to the consolidated statements of operations, shareholders' equity and cash flows for the year ended December 31, 2002, which report appears in the December 31, 2004 annual report on Form 20-F ACS- Tech80 Ltd



Somekh Chaikin
Certified Public Accountants (Isr.)
Member Firm of KPMG International




Haifa, Israel

June 20, 2005